SCHEDULE 14C

(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

John Hancock Funds II

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

June 12, 2014

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement with Robeco Investment Management, Inc. (“Robeco”) for Redwood Fund (the “Fund”). Robeco succeeded Allianz Global Investors U.S. LLC (“Allianz”) as subadvisor to the Fund, effective March 14, 2014. Under the new subadvisory agreement, Robeco provides, as Allianz formerly provided, asset management services to the Fund.

The Board of Trustees of JHF II approved the new subadvisory agreement with Robeco. The new subadvisory agreement with Robeco is not expected to result in any reduction in the level or quality of subadvisory services provided to, and does not result in any increase in the advisory or subadvisory fee rates for, the Fund.

Please note that JHF II is not required to obtain shareholder approval, and We Are Not Asking for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreement and Robeco.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.

Sincerely,

/s/ JOHN J. DANELLO

John J. Danello

Secretary

John Hancock Funds II

JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

_______________

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR REDWOOD FUND

_______________

INTRODUCTION

This Information Statement details a recent subadvisor change relating to Redwood Fund (the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”). At an in-person meeting held on March 10-13, 2014, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust or its investment adviser (the “Independent Trustees”) unanimously approved a new subadvisory agreement appointing Robeco Investment Management, Inc. (“Robeco”) to serve as the new subadvisor to the Fund. At the same time, the Board approved the termination of Allianz Global Investors U.S. LLC (“Allianz”) as subadvisor to the Fund. These changes became effective on March 14, 2014. A discussion of the Board’s determination to appoint Robeco as the Fund’s subadvisor is provided in the “Board Consideration of New Subadvisory Agreement” section below.

JHF II. JHF II is a no-load, open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.

Investment Management. Effective January 1, 2014, John Hancock Advisers, LLC (“JHA”) replaced John Hancock Investment Management Services, LLC (“JHIMS”) as the Fund’s investment advisor. JHIMS and JHA have identical officers, directors, and other personnel, and share common facilities and resources. In this Information Statement, depending on the context, the term “Advisor” refers either to JHA in its current capacity as the Fund’s investment advisor, or to JHIMS in its capacity as investment advisor prior to January 1, 2014.

Pursuant to an investment advisory agreement with JHF II, the Advisor is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Distributor. John Hancock Funds, LLC (the “Distributor”) serves as JHF II’s distributor.

The offices of the Advisor and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the U.S. Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the new subadvisory agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF II is not required to obtain shareholder approval, We Are Not Asking for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change.

Annual and Semi-Annual Reports. JHF II will furnish, without charge, a copy of its most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please call JHF II at 1-800-225-5291.

NEW SUBADVISORY AGREEMENT
FOR REDWOOD FUND

As described in more detail in the introduction, at its in-person meeting held on March 10-13, 2014, pursuant to the recommendation of the Advisor, the Board approved a new subadvisory agreement appointing Robeco as subadvisor for the Fund, replacing the Fund’s former subadvisor, Allianz.

Under the new subadvisory agreement, and as more fully described below, Robeco provides, as Allianz formerly provided, asset management services for the Fund. The new subadvisory agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to, or any increase in the advisory or subadvisory fee rates for, the Fund. The new subadvisory agreement with Robeco is dated March 14, 2014. The prior subadvisory agreement with Allianz (formerly, RCM Capital Management LLC), dated April 28, 2006, as amended, was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting on May 15-17, 2013 in connection with its annual review and continuance of such agreements.

The expenses of the preparation and mailing of this Information Statement are being paid by the Advisor.

Robeco

Robeco is a Delaware corporation that is registered as an investment advisor under the Advisers Act. The principal offices of Robeco are located at 909 Third Avenue, New York, NY 10022.

New Subadvisory Agreement

The principal responsibilities of Robeco under the new subadvisory agreement, and of Allianz under the prior subadvisory agreement, are substantially similar. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences, are described below under “Subadvisory Fees – Prior and New Subadvisory Agreements.”

Subadvisor Compensation. As compensation for their services under the new and prior subadvisory agreements, Robeco is paid, and Allianz was paid, a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s Aggregate Net Assets (as defined below), and the sum of the daily fee accruals is paid monthly in arrears. Under both agreements, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the Aggregate Net Assets and dividing by 365 (366 in a leap year). Subadvisory fees are paid by the Advisor, not by the Fund.

Board Consideration of New Subadvisory Agreement

At its in-person meeting held on March 10-13, 2014, the Board, including all of the Independent Trustees, approved the subadvisory agreement appointing Robeco as the new subadvisor to the Fund, replacing Allianz.

In considering the new subadvisory agreement, the Board took into account the nature, extent, and quality of services provided by the subadvisor under the new and prior subadvisory agreements. The Board also took into account discussions with management and information provided to the Board at prior meetings with respect to the services provided by Robeco, including quarterly performance reports prepared by management containing reviews of investment results and periodic presentations from the subadvisor with respect to the other funds it manages.

Throughout the process, the Board asked questions of and were afforded the opportunity to request additional information from management. The Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel throughout the process. The Independent Trustees also discussed the new subadvisory agreement in private sessions with their independent legal counsel at which no representatives of management were present.

4

In approving the subadvisory agreement with Robeco, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (such as conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. In making its determination with respect to approval of the new subadvisory agreement, the Board considered information relating to the subadvisor’s business, including current subadvisory services to other funds in the John Hancock family of funds and the proposed subadvisory fee for the Fund, which is identical to the prior subadvisory fee.

Nature, Extent and Qualities of Services. With respect to the services to be provided by Robeco, the Board considered information regarding Robeco, as well as took into account information presented throughout the year. The Board noted that the Advisor conducts regular periodic reviews of the subadvisor and its operations, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff conduct regular, periodic compliance reviews with the subadvisor and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of the subadvisor and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account the financial condition of the subadvisor.

The Board considered the subadvisor’s investment processes and philosophies. The Board took into account that the subadvisor’s responsibilities will include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objectives, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services.

Subadvisor Compensation. In considering the cost of services to be provided by the subadvisor and the profitability to the subadvisor of its relationship to the Fund, the Board noted that the fees under the new subadvisory agreement are paid by the Advisor and not the Fund. The Board also relied on the ability of the Advisor to negotiate the new subadvisory agreement with Robeco, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Robeco from its relationship with the Trust were not a material factor in the Board’s consideration of the new subadvisory agreement with Robeco. The Board considered any other potential conflicts of interests the Advisor might have in connection with the new subadvisory agreement. In addition, the Board considered other potential indirect benefits that the subadvisor and their affiliates may receive from the subadvisor’s relationship with the Fund, such as the opportunity to provide advisory services to additional John Hancock Funds and reputational benefits.

The Board considered that the Fund will pay advisory fees to the Advisor and that, in turn, the Advisor will pay subadvisory fees to the subadvisor.

The Board also noted that it reviews at its regularly scheduled meetings information about the performance of other John Hancock Funds managed by the Advisor and the subadvisor. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style and risk-adjusted performance of the subadvisor. The Board was mindful of the Advisor’s focus on the subadvisor’s performance.

Particular considerations of the Board at the March 10-13, 2014 meeting in approving the new subadvisory agreement with Robeco for the Fund included the following:

•	Robeco has demonstrated skillful management, is currently the subadvisor to multiple funds in the John Hancock Funds complex, and may be expected to provide a high quality of investment management services and personnel to the Fund;

•	the Fund’s performance has been in-line with expectations and the portfolio manager who has managed the Fund since its inception recently joined Robeco and will continue to serve as portfolio manager to the Fund;

•	the subadvisory fees for the Fund are paid by the Advisor, not the Fund, and approval of the new subadvisory agreement will not result in any change in the advisory fees for the Fund;

5

•	the subadvisory fee rates under the new subadvisory agreement with Robeco are the same as the rates under the prior subadvisory agreement with Allianz. In addition, the subadvisory fees are reasonable in relation to the level and quality of services to be provided; and

•	the subadvisory fee rates under the new subadvisory agreement with Robeco contain breakpoints that are reflected in the Fund’s advisory fee rates in order to permit shareholders to benefit from economies of scale as the Fund grows.

Additional Information About Robeco

Robeco is organized as a Delaware corporation. Its sole shareholder is Robeco US Holdings, Inc. located at 909 Third Avenue, 32nd Floor, New York, NY 10022. Todd Hawthorne is primarily responsible for the day-to-day management of the Fund’s assets. During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Robeco. The names, principal occupations and business addresses of the principal executive officers and directors of Robeco are listed below.

Name	Principal Occupation	Business Address
Butterly, William, George	Chief Operating Officer, General Counsel and Chief Compliance Officer	909 Third Avenue, 32nd Floor, New York, NY 10022
Feeney, Joseph, F.	Co-CEO	1 Beacon Street, 30th Floor, Boston, MA 02108
Boeren, Lena, Maria Teuntje	Director	Coolsingel 120, NL 3011 AG, Rotterdam, The Netherlands
Donovan, Mark Edward	Co-CEO	1 Beacon Street, 30th Floor, Boston, MA 02108
Davis, Matthew, John	Chief Financial Officer	909 Third Avenue, 32nd Floor, New York, NY 10022
Munsters, Roderick, Marie Stella Maris	Director	Coolsingel 120, NL 3011 AG, Rotterdam, The Netherlands
Prinsze, Michiel	Director	Coolsingel 120, NL 3011 AG, Rotterdam, The Netherlands
Mlynar, Martin	Director	Baarerstrasse 37, CH-6300 Zug, Switzerland

Description of Prior and New Subadvisory Agreements

The terms of the prior and new subadvisory agreements are substantially similar and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Robeco and Allianz generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and reinvestment of the assets of the Fund, and formulates a continuous investment program for the Fund consistent with its investment objective and policies, as described in the then current registration statement of JHF II. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. At its expense, the subadvisor furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

6

The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions if applicable.  The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor's overall responsibilities with respect to accounts managed by the subadvisor.  The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above.

Term. The subadvisory agreement initially continues in effect for a period of no more than two years from the later of the date of its execution or its approval by the Board and thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act).  In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

The prior subadvisory agreement with Allianz, but not the new subadvisory agreement with Robeco, includes the following: Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance. If the outstanding voting securities of the Fund fail to approve any continuance of the subadvisory agreement, the subadvisor will continue to act as subadvisor with respect to the Fund, pending the required approval of the continuance of the agreement or a new agreement with either the subadvisor or a different subadvisor, or other definitive action, provided, that the compensation received by the subadvisor in respect of the Fund during such period is in compliance with Rule 15a-4 under the 1940 Act.

Termination.  The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and the subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Trust and the other party. This Agreement will terminate automatically, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and the Trust terminates for any reason.

Amendments.  The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Trustees and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment. The prior subadvisory agreement with Allianz, but not the new subadvisory agreement with Robeco, contains the additional clarification that such shareholder approval shall be sufficient, even if the amendment may not have been approved by a majority of the outstanding voting securities of: (a) any other fund affected by the amendment; or (b) all of the funds of JHF II.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF II or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval.  JHF II, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor.  The liability of the subadvisor in the new subadvisory agreement with Robeco is similar, but contains certain differences from the prior subadvisory agreement. The new subadvisory agreement with Robeco provided that neither Robeco nor any of its directors, officers or employees shall be liable to the Advisor or JHF II for any losses suffered by the Advisor or the Fund resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from the reckless disregard of, the duties of Robeco’s duties, or the duties of any Robeco’s directors, officers, or employees.

7

The prior subadvisory agreement with Allianz provides that neither Allianz nor its directors, officers and employees shall not be liable to the Advisor or JHF II for any error of judgment or mistake of law or for any loss suffered by the Advisor or JHF II in connection with the matters to which the subadvisory agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, Allianz’s duties or the duties of any director of Allianz.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHF II Portfolio Holdings. The subadvisor is required to treat JHF II portfolio holdings as confidential in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and prohibit its employees from trading on any such confidential information.

Compliance Policies.  The subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act.  Throughout the term of the agreement, the subadvisor, will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act.

In addition, the new subadvisory agreement with Robeco specifically states to comply with certain regulations, including Subchapter L and M of the Internal Revenue Code and to provide such other information about Robeco’s compliance program as may be reasonably requested.

8